                                                                       EXHIBIT 7



                  THIS ASSET PURCHASE AGREEMENT (this "Agreement") is entered into as of the 30TH day of March, 2001, between StarMedia Network, Inc., a Delaware corporation ("Purchaser"), and Obsidiana, Inc., a Delaware corporation (the "Company").

                                    RECITALS

                  WHEREAS, the Company is engaged, directly and indirectly through its Subsidiaries, in the business of operating a Spanish language network of websites;

                  WHEREAS, the Company wishes to sell and to cause it Subsidiaries to sell to Purchaser or designees of Purchaser, and Purchaser wishes to acquire, or have its designees acquire, from the Company and its Subsidiaries, all rights of their respective right, title and interest in and to the Acquired Assets, for the consideration as stated hereunder and on the terms and conditions as set forth in this Agreement; and

                  NOW THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:



                               TERMS OF AGREEMENT

                              ARTICLE I. GENERALLY

                  Section 1.1 Certain Definitions. Certain capitalized terms used in this Agreement have the meanings specified in EXHIBIT A attached hereto (which is hereby incorporated by reference into this Agreement).

                  Section 1.2 Terms Generally. (a) Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires, (b) the terms "hereof", "herein", "hereto" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Exhibits attached hereto) and not to any particular provision of this Agreement, and Article, Section, Clause and Exhibit references are to the Articles, Sections, Clauses and Exhibits to this Agreement unless otherwise specified, (c) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation", unless otherwise specified, (d) the word "or" shall not be exclusive, (e) the phrases "date of this Agreement" and "date hereof" and any other phrases of similar import shall mean the date first specified above, (f) the term "dollars" or the character "$" shall, unless otherwise expressly provided, mean United States dollars, (g) provisions shall apply, when appropriate, to successive events and transactions and (h) defined terms not found in EXHIBIT A are defined elsewhere in this Agreement.


       ARTICLE II. SALE AND PURCHASE OF ASSETS; ASSUMPTION OF OBLIGATIONS

                  Section 2.1. Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, at the Closing (i) the Company shall and shall cause it Subsidiaries to sell, assign, transfer, convey and deliver to the Specified Designee all of their respective right, title and interest in, to and under the Acquired Assets, free and clear of all Liens and (ii) Purchaser agrees to cause the Specified Designee to purchase, acquire and accept from the Company and its Subsidiaries all such right, title and interest in, to and under the Acquired Assets.

                  Section 2.2. Acquired Assets; Excluded Assets; Company Employees.

                  (a) The term "Acquired Assets" shall mean and include the following Assets:

                           (i) all of the Specified Databases;

                           (ii) the Specified Copyright Registration;

                           (iii) the Specified Trademarks (in any style or
design), any name or mark derived from or including any of the foregoing, and all goodwill relating thereto;

                           (iv) the Specified Contracts;;

                           (v) the Specified Domain Name Registrations;

                           (vi) all Specified Miscellaneous Assets; and

                           (vii) all documents and records evidencing or
otherwise related to the Acquired Assets listed above.

                  (b)      Excluded Assets. The term "Excluded Assets" means:

                           (i) all rights of the Company under the Company
Transaction Documents; and

                           (ii) all of the outstanding capital stock of (or
other equity interests in) the Company's Subsidiaries and other capital stock owned by the Company;

                           (iii) all other Assets of the Company and its
Subsidiaries that are not Acquired Assets, including without limitation, those Assets listed on EXHIBIT 2.2 attached hereto.

                  (c)      Company Employees.

                           (i) The Company acknowledges and agrees that if the
Closing occurs, Purchaser and/or its Affiliates may hire such of the Company Employees as it desires, upon such terms and conditions of employment or association as they desire, and that Purchaser and/or its Affiliates has made, and/or from and after the date hereof Purchaser and/or its Affiliates may make, such offers of such post-Closing employment to the Company Employees as it desires. From and after the date hereof, the Company will encourage the Company Employees to accept any such offers of post-Closing employment or association that Purchaser or any of its Affiliates may make to the Company Employees. Nothing in this Section 2.2(c), and no such post-Closing employment of any of the Company Employees by Purchaser or any of its Affiliates, shall modify
Section 2.4 or 7.3 hereof.

                           (ii) For the avoidance of doubt and without
limitation of the scope of the Acquired Assets, the Company irrevocably consents, confirms and in any event agrees that (x) no action or omission of any of the Company Employees after the Closing in connection with any such individual's association (in any capacity) with Purchaser or any of its Affiliates shall give rise to any claim of the Company against, or any Liability in favor of the Company by, such individual or any Purchaser Indemnified Party, based upon or arising out of such individual's former association (in any capacity) with the Company, any Non-Competition Agreement or Technology Conveyance/Confidentiality Agreement, or other contract, agreement or instrument, with or otherwise for the benefit of the Company or its Affiliates, and the Company hereby irrevocably releases any and all such claims, liabilities or obligations, and (y) the Company shall not have any right, title or interest in, to or under, or any claim against any of the Company Employees, or any Purchaser Indemnified Party, relating to or arising out of, any Intellectual Property or Software acquired, created or developed by any of the Company Employees during or in connection with any such individual's association (in any capacity) with Purchaser or any of its Affiliates, based upon or arising out of such individual's former association (in any capacity) with the Company or any Non-Competition Agreement or Technology Conveyance/Confidentiality Agreement, or other contract, agreement or instrument, with or otherwise for the benefit of the Company (all of which shall, as between the Company, on the one hand, and Purchaser and its Affiliates, on the other hand, belong solely to Purchaser and its Affiliates).

                  Section 2.3 Assumed Obligations. Subject to the terms and conditions of this Agreement, if the Closing occurs, Purchaser will, effective as of the Closing Date, cause the Specified Designee to assume, and to agree to perform when due, (i) all of the express obligations of the Company and its Subsidiaries under the Specified Contracts. The obligations of the Company and its Subsidiaries assumed by the Specified Designee pursuant to this Section 2.3 are referred to herein as the "Assumed Obligations". It is understood and agreed that Purchaser (as opposed to the Specified Designee) will not assume, agree to or perform or otherwise become liable to any extent for any of the Assumed Obligations.

                  Section 2.4  Retained Liabilities.

                  (a) Anything in this Agreement or any of the Transaction Documents to the contrary notwithstanding, neither Purchaser nor the Specified Designee will assume or be bound by or be obligated or responsible for (i) any duties, responsibilities, commitments, expenses, obligations or liabilities of any kind or nature (fixed or contingent, known or unknown, whether arising prior to or after the Closing) (collectively, "Liabilities") (x) of the Company or any of its Subsidiaries, actual or asserted, or (y) which may be asserted against or imposed upon Purchaser or the Specified Designee as a successor or transferee of the Company or as an acquirer of the Acquired Assets or as a result of the Excluded Assets or the conduct by the Company and its Subsidiaries of their business at any time prior to or on the Closing Date, other than the Assumed Obligations (the "Retained Liabilities") or (ii) without limitation of the foregoing, any of the following:

                           (1) any Liability of the Company or any of its
Subsidiaries as of the Closing Date arising out of, in connection with or as a result of the ownership or operation of the Acquired Assets by the Company or any of its Subsidiaries, other than the Assumed Obligations;

                           (2) any Liability (other than the Assumed
Obligations) as of the Closing Date under or in respect of the Specified Contracts or any other Contract;

                           (3) any Liability of the Company or any of its
Subsidiaries as of the Closing Date incurred under or arising out of any Law;

                           (4) any Liability of the Company or any of its
Subsidiaries as of the Closing Date in respect of Taxes or under any Benefit
Plan;

                           (5) any Liability of the Company or any of its
Subsidiaries in connection with the employment or termination of employment of any Person, including claims alleging failure to pay mandatory termination or severance fees and for costs and expenses (including attorney's fees) in connection therewith;

                           (6) any Liability of the Company or any of its
Subsidiaries with respect to any Contract that any of them have terminated or attempted to terminate, whether by the delivery of written notice or otherwise, or otherwise undertaken any effort or indicated an intention or desire to be release from its obligations thereunder;

                           (7) any Liability of the Company or any of its
Subsidiaries with respect to any lease or other use of real property; and

                           (8) any Liability of the Company or any of its
Subsidiaries set forth in EXHIBIT 2.4.

                  Section 2.5  Purchase Price.

                  If the Closing occurs, then on the Closing Date, Purchaser shall pay to the Company, 1,125,000 shares of StarMedia Common Stock (such Common Shares are referred to herein as the "CONSIDERATION SHARES"), provided that 112,500 of such shares (the "HOLDBACK SHARES") shall be retained by the Purchaser and held by it in escrow pursuant to the terms of the Escrow Agreement.

                              ARTICLE III. CLOSING

                  Section 3.1 Time and Place of Closing. The execution and delivery of this Agreement and the closing of the transactions contemplated hereby (the "Closing") shall take place on no later than the fifth business day after satisfaction (or waiver) of the conditions to Closing set forth in ARTICLES VIII AND IX hereof (other than those conditions which require the delivery of any documents or the taking of other action at the Closing) (the "Closing Date") at 10:00 a.m., New York time at the offices of Purchaser, 75 Varick Street, New York, New York 10013. In the event that at the Closing no party exercises any right it may have to terminate this Agreement and no condition to the obligations of the parties exists that has not been satisfied or waived, the parties shall deliver to each other at the Closing the certificates and other documents required to be delivered under this ARTICLE III.

                  Section 3.2 The Company Closing Deliveries. At the Closing, the Company shall deliver to Purchaser the following:

                  (a) such appropriately executed deeds, bills of sale, assignments and other instruments of transfer providing for the sale, assignment, transfer, conveyance and delivery (including, to the extent applicable, of record) of the Acquired Assets (other than the Acquired Assets owned by the Included Subsidiaries) to the Specified Designee, in each case free and clear of all Liens, in form and substance reasonably satisfactory to Purchaser and its counsel;

                  (b) all Consents or Approvals to or in connection with the assignment, transfer, conveyance or reissuance of Acquired Assets, including but not limited to the Specified Contracts, to the Specified Designee obtained, or received at or prior to the Closing;

                  (c) copies of resolutions adopted by each of the board of directors and the shareholders of the Company and its Subsidiaries, if applicable, approving the execution and delivery by them of this Agreement and the other Company Transaction Documents and the performance by them of their respective obligations hereunder and thereunder, all of the foregoing certified as of the Closing Date by the Company's Secretary or Assistant Secretary;

                  (d) without limitation of Section 3.5, possession of the Acquired Assets, in accordance with EXHIBIT 3.2(d) attached hereto, and, without limitation of the foregoing, all documents and instruments evidencing the release of any Liens with respect to the Acquired Assets;

                  (e) such other documents as Purchaser may reasonably request.

                  Section 3.3 Purchaser Closing Deliveries. At the Closing, Purchaser shall cause the Specified Designee to deliver to the Company:

                  (a) stock certificates for StarMedia Common Stock deliverable at the Closing pursuant to Section 2.5 hereof; and

                  (b) such appropriately executed assumption agreements and other instruments of assumption providing for the assumption of the Assumed Obligations in form and substance reasonably satisfactory to the Company and its counsel.

                  Section 3.4  Further Assurances.

                  (a) From time to time prior to, at and after the Closing, Purchaser and the Company shall execute and deliver or cause to be executed and delivered such further documents, certificates, instruments of conveyance, assignment and transfer, and take such further action, as Purchaser or the Company may reasonably request in order more effectively (i) to sell, assign, convey, transfer, reduce to possession and record title to any of the Acquired Assets to the Specified Designee, and otherwise to permit the Specified Designee to realize the benefits of the Acquired Assets. The Company agrees to, and to cause each of its Subsidiaries to, cooperate with Purchaser and the Specified Designee in all reasonable respects to assure to the Specified Designee the continued title to and the Acquired Assets in the condition and manner contemplated by this Agreement and otherwise to permit the Specified Designee to realize such benefits. Each party shall cooperate and deliver such instruments and take such action as may be reasonably requested by any other party hereto in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby. Purchaser and the Company shall, and the Company shall cause its Subsidiaries to, cooperate and shall cause their respective Affiliates, officers, employees, agents and representatives to cooperate to ensure the successful, complete and orderly transition of the use of the Acquired Assets as previously used by the Company and its Subsidiaries to the Specified Designee and to minimize the disruption to such uses resulting from the transactions contemplated hereby.

                  (b) Without limitation of the generality of Section 3.4, the Company shall, and shall cause it Subsidiaries to, for a period of one year following the Closing, render, and use reasonable efforts to cause its personnel to render, all reasonable and lawful assistance, execute and deliver any and all assignments and other reasonably requested documents and instruments and give written or oral in-person testimony as Purchaser may reasonably request from time to time from and after the Closing, for the purpose of registering any Acquired Intellectual Property, perfecting, continuing or renewing any such right, recording any transfer of rights therein to the Specified Designee, prosecuting or taking an assignment of any patent or patent application with respect thereto (it being understood that neither the Company nor any of their respective personnel or Affiliates shall have the right to apply for any such patents or prosecute any such applications except as requested by Purchaser), or (at Purchaser's expense) taking legal action against infringers.

                  (c) The Company will, and will cause its Subsidiaries to, promptly refer and deliver to Purchaser all communications regarding the Acquired Assets, including requests for information and orders, received by the Company or any of its Subsidiaries at any time within two years after the Closing Date.

            ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to and for the benefit of each of Purchaser and the Specified Designee as follows:

                  Section 4.1.  Incorporation; Authorization; Capitalization.

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company (i) has all requisite corporate power and authority to own the Acquired Assets owned by it and to carry on its business as it is now being conducted and
(ii) is in good standing and is duly qualified to transact business, and is in good standing (to the extent such concept exists), in each jurisdiction in which the nature of the Assets owned or leased by it or the conduct of its business requires it to be so qualified. The Company has delivered to Purchaser prior to the date hereof true and correct copies of its Certificate of Incorporation and By-Laws (or similar organizational documents) (collectively, the "Company Organizational Documents"). The Company has no investments in, or joint venture arrangements with, any other Person (other than the Subsidiaries).

                  (b) Each Subsidiary is a company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite corporate power and authority to own its assets and to carry on its business as now being conducted. Each Subsidiary is duly qualified to transact business, and is in good standing (to the extent such concept exists), in each jurisdiction in which the nature of the Assets owned or leased by it or the conduct of it requires it to be so qualified.

                  (c) The Company and each of its Subsidiaries has full power and authority (corporate or otherwise) to execute, deliver and perform this Agreement and all other agreements and instruments being executed, or contemplated to be executed, by it pursuant hereto or in connection herewith (collectively, together with this Agreement, the "Company Transaction Documents"). The execution, delivery and performance by the Company of this Agreement and the other Company Transaction Documents have been duly authorized by all necessary action (corporate or otherwise) on the part of the Company, its shareholders and its Subsidiaries. This Agreement has been duly executed and delivered by the Company and the other Company Transaction Documents contemplated hereby to be executed and delivered by the Company and its Subsidiaries at the Closing will, as of the Closing Date, been duly executed and delivered by the Company or its Subsidiaries, as appropriate. This Agreement constitutes, and each other Company Transaction Document, when executed and delivered by the Company or a Subsidiary of the Company will constitute, the legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization or affecting creditors' rights generally and except to the extent that injunctive or other equitable relief is within the discretion of a court.

                  (d) The execution, delivery, and performance by the Company and its Subsidiaries of this Agreement and the other Company Transaction Documents and the consummation by them of the transactions contemplated hereby and thereby, do not and will not,

(i) violate, conflict with or result in the breach of any provision of the Company Organizational Documents or the organizational documents of any Subsidiary of the Company or (ii) violate, conflict with, result in a breach of, constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, require any consent under, result in or permit the termination, amendment, modification, acceleration, suspension, revocation or cancellation of, or result in the creation or imposition of any Lien of any nature whatsoever upon, any of the Acquired Assets or give to others any interests or rights therein under, (x) any Specified Contract, any other Contract or any Company Approval, or (y) any judgment, injunction, writ, award, decree, restriction, ruling, or order of any court, arbitrator or Governmental Entity or any applicable constitution, or Law, to which the Company or any of the Subsidiaries is subject or which is applicable to any of the Acquired Assets (any of the foregoing, a "Default/Modification Right").

                  (e) SECTION 4.1(e) OF THE DISCLOSURE LETTER contains a complete and correct list of the record and beneficial ownership of all outstanding capital stock of the Company. No premerger notification under the HSR Act is required in connection with the transactions contemplated hereby.

                  Section 4.2.  [RESERVED]

                  Section 4.3. Undisclosed Liabilities. None of the Subsidiaries has any Liabilities, and there is no existing condition, situation or set of circumstances which could result in any Subsidiary having any Liability, except as set forth in SECTION 4.3 OF THE DISCLOSURE LETTER.

                  Section 4.4  Acquired Assets.

                  (a) The Company or one of its Subsidiaries has good and valid title to all of the Acquired Assets, including all of the Acquired Intellectual Property, in each case free and clear of any Lien. At the Closing, the Company and its Subsidiaries will transfer to the Specified Designee at the Closing good and valid title to all of the Acquired Assets, including all of the Acquired Intellectual Property, in each case free and clear of all Liens.

                  (b) The Acquired Assets do not include, and neither the Company nor any of the Subsidiaries owns or has ever owned, any interest in real property.

                  (c) All tangible assets of every kind or description owned or leased by the Company or any of its Subsidiaries are in good operating condition and repair, ordinary wear and tear excepted.

                  Section 4.5.  [RESERVED]

                  Section 4.6.  Taxes.

                  (a) The Company and each of its Subsidiaries (which, for purposes of this Section 4.6, shall include any predecessor to the Company or any of its Subsidiaries, as the case may be) are in the process of filing all applicable tax returns ("RETURNS") which are required to be filed, and all Taxes shown to be due on such Returns will be paid on a timely basis. All such

Returns are, or following their preparation will be, true, accurate and complete. The Company and each of its Subsidiaries have paid all Taxes required to be paid up to this date. Neither the Company nor any of its Subsidiaries has been included in any consolidated, combined or unitary Returns.

                  (b) The Company and each of its Subsidiaries have complied with all applicable laws, rules and regulations relating to information reporting with respect to payments made to third parties and the withholding of and payment of withheld Taxes and have timely withheld from employee wages and other payments and paid over to the proper taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

                  (c) There are no pending, proposed, or, to the knowledge of the Company or any of its Subsidiaries, threatened, audits, Actions, assessments or deficiencies, asserted with respect to Taxes of the Company or any of its Subsidiaries. There is no pending, proposed, or, to the knowledge of the Company or any of its Subsidiaries, threatened, claim by any Taxing Authority in any jurisdiction in which the Company or any of its Subsidiaries does not pay Taxes or file Returns that the Company or any of its Subsidiaries is required to pay Taxes or file Returns.

                  (d) Neither the Company nor any of its Subsidiaries has any liability under any tax sharing agreement or tax indemnity agreement or is otherwise liable for Taxes of any other Person.

                  (e) All deficiencies asserted or assessments made as a result of any examination of Returns have been paid in full.

                  Section 4.7 Litigation; Orders. Except as set forth in Section
4.7 of the Disclosure Letter, there is no action pending, or to the knowledge of the Company, threatened, against or affecting the Company, any of its Subsidiaries or any of the Acquired Assets. There are no judgments, orders, injunctions, decrees, stipulations or awards rendered by any Government Entity or arbitrator against or relating to the Company or any of its Subsidiaries or any of the Acquired Assets.

                  Section 4.8.  Intellectual Property.

                  (a) SECTION 4.8(a) OF THE DISCLOSURE LETTER contains a true, accurate and complete list as of the date hereof of all patents, patent applications, trademark and service marks and corresponding registrations and applications for registration thereof, and copyrights and corresponding registrations and applications for registration thereof, worldwide, as are now owned, used or held for use by the Company or any of its Subsidiaries (listed separately for each such Person). SECTION 4.8(a) OF THE DISCLOSURE LETTER further sets forth a true, accurate and complete list of all Outstanding IP Licenses, identifying the parties thereto and the subject matter and date thereof, any royalty or other payment obligations, the term thereof, and any exclusivity obligations. To the best of the Company's knowledge, the Company has sole and exclusive beneficial and record ownership and legal title of, and the exclusive right to use, all of the Acquired Intellectual Property and all of the Specified Databases, free and clear of Liens

(including any rights or claims of present or former employees, consultants, officers and directors of the Company, any of its Subsidiaries or any other Person) and of any obligations to pay royalties or other remuneration to any Person. To the best of the Company's knowledge, neither the Company nor any of its Subsidiaries is a party to or bound by, and none of the Acquired Intellectual Property or the Specified Databases is subject to, any Non-Competition Agreement, or any other contract, agreement or instrument, that restricts or purports to restrict the use, licensing, marketing, reproduction, sale or distribution of any of the Acquired Intellectual Property or the Specified Databases, by the Company, any of its Subsidiaries or any other Person.

                  (b) To the best of the Company's knowledge, the Company has good title to and ownership of all Acquired Intellectual Property without any conflict with or infringement of the rights of others, and such rights will not be adversely affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                  (c) To the best of the Company's knowledge, neither the Company nor any of its Subsidiaries has been or is now interfering with, infringing upon, misappropriating, or otherwise in conflict with or violating any Intellectual Property of other Persons, nor has the Company or any of its Subsidiaries received any communications alleging that the Company or any of its Subsidiaries has violated or, by conducting its business as presently proposed to be conducted, would violate any of the Intellectual Property of any other Person, nor to the Company's knowledge, is there any basis for the making of any such allegation.

                  (d) There is not pending, nor to the Company's knowledge, has there been threatened, any action or proceeding to contest, oppose, cancel or otherwise challenge the validity, ownership or enforceability of any of the Acquired Intellectual Property or Specified Databases or any portion thereof.

                  (e) The Company has no knowledge that any Person has infringed, or is infringing, any of the Acquired Intellectual Property.

                  (g) Neither the Company nor any of its Subsidiaries is a party to any Technology Conveyance/Confidentiality Agreement or Non-Competition Agreement (other than any of the foregoing for its benefit). The Company is not aware after due inquiry of the Company Employees that any of the Company Employees are subject to any Technology Conveyance/Confidentiality Agreement or Non-Competition Agreement (other than any of the foregoing for the benefit of the Company) or otherwise are obligated under any contract (including IP Licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any Governmental Entity, that would interfere with the use of the best efforts of such Company Employee to promote the interests of the Company or that would conflict with the business of the Company and its Subsidiaries as currently proposed to be conducted. Neither the execution nor delivery of this Agreement or the consummation of the transactions contemplated hereby, nor the carrying on of the business of the Company and its Subsidiaries by the Company Employees, nor the conduct of the business of the Company and its Subsidiaries as presently proposed to be conducted, will, to the Company's knowledge after due inquiry of the Company Employees, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any Law, contract, covenant or instrument to or under which any of the Company Employees is now subject to or obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of the Company Employees made prior to their employment by the Company or any of its Subsidiaries.

                  (h) SECTION 4.8(h) OF THE DISCLOSURE LETTER sets forth a complete list of all Internet domain names now used or contemplated to be used by the Company or any of its Subsidiaries. All such domain names are currently registered and in good standing, and the Company or an officer or subsidiary of the Company is shown on the records of the registrar thereof as the sole owner thereof. The Company has received no notice or communication stating that any Person is challenging the right of the Company or any of its Subsidiaries to use any such domain name.

                  Section 4.9. Licenses, Approvals, Other Authorizations, Consents, Reports, etc.


                  (a) Each of the Company and its Subsidiaries has all Approvals necessary to conduct the business of the Company and its Subsidiaries (collectively, the "Company Approvals"). All Company Approvals are in full force and effect. No Action is pending or, to the knowledge of the Company, threatened seeking the revocation, modification or limitation of any Company Approval. All of the Company Approvals are listed in SECTION 4.9 OF THE DISCLOSURE LETTER, are in full force and effect and complete copies thereof have been provided to Purchaser prior to the date hereof.

                  (b) Except for any of the following in respect of Transfer Taxes or other Taxes and except as described in SECTION 4.9(B) OF THE DISCLOSURE LETTER, no Consent or Approval is required to be made or obtained in connection with the execution, delivery and performance by the Company of this Agreement or the other Company Transaction Documents or the consummation of any of the transactions contemplated hereby or thereby. All of the Consents or Approvals described in SECTION 4.9(B) OF THE DISCLOSURE LETTER have been obtained and are in full force and effect, and complete and correct copies thereof have been provided to Purchaser prior to the date hereof.

                  Section 4.10.  Labor Matters.

                   (a) No Company Employees are covered by a collective bargaining agreement. No Company Employees are, or within the last three years have been, represented by a union or other bargaining agent, and, to the knowledge of the Company, no employee organizing efforts are pending with respect to Company Employees. Within the last three years, there has been no strike, work slowdown or other material labor dispute with respect to Company Employees, nor to the knowledge of the Company, is any strike, work slowdown or other material labor dispute pending. Neither the Company nor any of its Subsidiaries is involved in nor, to the knowledge of the Company, threatened with any arbitration, lawsuit or administrative proceeding relating to labor matters involving the Company Employees (excluding any routine workers' or unemployment compensation claims).

                  (b) The Company and its Subsidiaries are in compliance with all Laws respecting employment and employment practices, terms and conditions of employment, pay equity and wages and hours of work, in each case with respect to the Company Employees.

                  (c) SECTION 4.10(c) OF THE DISCLOSURE LETTER sets forth, for each of the Company and each of its Subsidiaries, a true and accurate description of all threatened, anticipated and pending claims against it by any current or former employee or consultant.

                  Section 4.11. Compliance with Laws. The conduct of the business of the Company and its Subsidiaries has complied with, and the Company, its Subsidiaries and the Acquired Assets are in compliance with, all Laws applicable thereto other than Laws, the violations of which would not, individually or in the aggregate, have a Material Adverse Effect.

                  Section 4.12.  [RESERVED]

                  Section 4.13. Contracts. SECTION 4.13 OF THE DISCLOSURE LETTER sets forth a list of all written, and a description of all oral, Contracts, except for individual unrelated Contracts which could not involve the payment or receipt by the Company or any of its Subsidiaries of more than $5,000 per calendar year; provided, however, that such Section also sets forth those Contracts which do not satisfy the such monetary threshold but are otherwise material to the Company or any of its Subsidiaries. Except for all failures to be valid, binding and enforceable and breaches, defaults, events, waivers and disputes which would not, individually or in the aggregate, have a Material Adverse Effect, (i) all of the Contracts are valid and binding on and enforceable against the parties thereto, (ii) neither the Company nor, to the knowledge of the Company, any other party to any Contract, is in breach or default under any Contract, (iii) the Company has not waived any material right under any Contract, (iv) no event has occurred that, with the giving of notice or the lapse of time or both, would constitute a breach or default under any Contract, and (v) there are no unresolved disputes under any of the Contracts. True and complete copies of all written, and accurate summaries of all oral, Contracts set forth on SECTION 4.13 OF THE DISCLOSURE LETTER have been provided to Purchaser. Performance of the Assumed Obligations will not require any significant expense.

                  Section 4.14. Transactions with Affiliates. SECTION 4.14 OF THE DISCLOSURE LETTER sets forth a complete and accurate (i) list of all Contracts to which any Person that is, or at the time such Contract was entered into was, an Insider, on the one hand, and the Company or any of its Subsidiaries on the other hand, is a party, and (ii) description of all transactions which are not the subject of the agreements described in clause (i) above (the "Insider Transactions") between the Company or any of its Subsidiaries, on the one hand, and any Person that is, or at the time such Contract was entered into, an Insider, on the other hand, that have occurred since January 1, 1998.

                  Section 4.15.  [RESERVED]

                  Section 4.16.  Private Placement.

                  (a) The Company has had the opportunity to review the SEC Documents and to ask questions of and receive answers from Purchaser and its management concerning the business and affairs of Purchaser. The Company has received all information that the Company believes is necessary for the Company to evaluate the transactions contemplated by this Agreement.

                  (b) All StarMedia Common Stock acquired by the Company pursuant to this Agreement will be acquired for the Company's own account and not with a view to any distribution thereof within the meaning of the Securities Act.

                  Section 4.17.  [RESERVED]

                  Section 4.18. Brokers, Finders, etc. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement or the transactions contemplated hereby based upon any agreements, written or oral, made by or on behalf of the Company, any of its Affiliates or by or on behalf of any of their respective directors, officers, employees, agents.

                  Section 4.19. Confidentiality Agreements. The Company and its Subsidiaries have at all times in the past taken steps customary for companies engaged in similar businesses to protect the confidential and proprietary status of its Intellectual Property.



             ARTICLE V. REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  Purchaser represents and warrants to the Company as follows:

                  Section 5.1  Incorporation; Authorization; Capitalization.

                  (a) Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Purchaser has all requisite corporate power and authority to own its respective properties and assets and to carry on its business as it is now being conducted.

                  (b) Assuming that the representations and warranties of the Company set forth in Section 4.1(e) are correct (and subject to receipt of board approval as described below in this Section 5.1(b)), Purchaser has full power and authority (corporate or otherwise) to execute, deliver and perform this Agreement and all other agreements and instruments being executed, or contemplated to be executed by it pursuant hereto or in connection herewith (collectively, together with this Agreement the "Purchaser Transaction Documents"; the Company Transaction Documents and the Purchaser Transaction Documents may be referred to herein collectively as the "Transaction Documents") the other Transaction Documents to which Purchaser is a party. The execution, delivery and performance by Purchaser of this Agreement and the other Purchaser Transaction Documents have been duly authorized by all necessary action (corporate or otherwise) on the part of Purchaser (other than the approval of such matters by the board of directors of Purchaser). This Agreement has been duly executed and delivered by Purchaser and the other Purchaser Transaction Documents contemplated hereby to be executed and delivered by Purchaser at the Closing will, as of the Closing Date, have been duly executed and delivered by the Purchaser. This Agreement constitutes, and each other Purchaser Transaction Document, when executed and delivered by Purchaser, will constitute, the legal, valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization or affecting creditors' rights generally and except to the extent that injunctive or other equitable relief is within the discretion of a court.

                  (c) The execution, delivery, and performance by Purchaser of this Agreement, and the other Purchaser Transaction Documents, and the consummation by Purchaser of the transactions contemplated hereby and thereby, do not and will not, (a) violate, conflict with or result in the breach of any provision of the certificate of incorporation or by-laws of Purchaser or (b) violate, conflict with, result in a breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, require any consent under, or result in or permit the termination, amendment, modification, acceleration, suspension, revocation or cancellation of, (i) any indenture, mortgage, loan or credit agreement, license, instrument, lease, contract, plan, permit or other agreement or commitment, oral or written, to which Purchaser is a party, or (ii) any judgment, injunction, writ, award, decree, restriction, ruling, or order of any court, arbitrator or Governmental Entity or any applicable constitution, or Law, to which Purchaser is subject, except for such violations, conflicts, breaches, defaults, failures to obtain consents, terminations, modifications, accelerations, revocations and cancellations as would not individually or in the aggregate have a material adverse effect on Purchaser's ability to perform its obligations under the Purchaser Transaction Documents.

                  (d) The shares of StarMedia Common Stock delivered to the Company in accordance with this Agreement, when so delivered in accordance with the terms of this Agreement, will have been duly authorized, validly issued, fully paid and non-assessable, and will not have been issued in violation of any preemptive rights or any U.S. federal or state securities laws.

                  Section 5.2. Consents, etc. Assuming that the representations and warranties of the Company set forth in Section 4.1(e) are correct and except for any of the following in respect of Taxes or Transfer Taxes or securities Laws, no filing, consent, approval or authorization of any United States Government Entity or of any third party (other than a Government Entity) on the part of Purchaser is required in connection with the execution, delivery and performance by Purchaser of this Agreement and the other Purchaser Transaction Documents.

                  Section 5.3. SEC Documents. The Purchaser has made available to the Company, through links available on its website at http://investors.starmedia.com /espanol/bolsa.asp or otherwise, the Purchaser's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2000, June 30, 2000 and September 30, 2000 (collectively, the "SEC REPORTS"). The

SEC Reports, as of the date of filing thereof with the Securities and Exchange Commission (or if amended or superseded by a filing prior to the date of this Agreement, on the date of such filing), did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  Section 5.4. Brokers, Finders, etc. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement or the transactions contemplated hereby and thereby based upon any agreements, written or oral, made by or on behalf of Purchaser or any of its Affiliates or by or on behalf of any director, officer, employee, agent or Purchaser or any Affiliate of Purchaser.

                           ARTICLE VI. INDEMNIFICATION

                  Section 6.1. Survival. All of the representations, warranties, covenants and agreements of the parties contained in this Agreement, or any Exhibit hereto, or in any other Transaction Document, shall survive (and not be affected in any respect by) the Closing, any investigation or inquiry conducted (or omitted) by any party hereto and any information which any party may have received or may at any time hereafter receive. Notwithstanding the foregoing, the representations and warranties contained in or made pursuant to this Agreement shall terminate on, and no claim or Action with respect thereto may be brought after, the third anniversary of the Closing Date, except that (i) the representations and warranties contained in Section 4.6 shall survive until the later of the third anniversary of the Closing Date or 30 days after the expiration of the applicable statute of limitations (or extensions or waivers thereof) and (ii) the representations and warranties contained in Sections 4.1, 4.4(a), 4.8 and 5.1 shall survive indefinitely. The representations and warranties which terminate on the third anniversary of the Closing Date and the representations and warranties contained in Section 4.6, and the liability of the Company with respect thereto, shall not terminate with respect to any claim for indemnification, whether or not fixed as to liability or liquidated as to amount, with respect to which the Company has been given written notice prior to the third anniversary of the Closing Date, or the date that is the later of the third anniversary of the Closing Date or 30 days after such expiration of the applicable statute of limitations (or extensions or waivers thereof), as the case may be.

                  Section 6.2  Company Indemnification Obligation.

                  (a) The Company hereby indemnifies and holds harmless, and agrees to indemnify and hold harmless, Purchaser and the Specified Designee, their respective Affiliates, and the respective directors, officers, employees and agents of the foregoing Persons (collectively, the "Purchaser Indemnified Parties") from and against any and all Losses which exist, or which are imposed on, incurred by or asserted against any one or more of the Purchaser Indemnified Parties, based upon, arising out of, resulting from, or otherwise in respect of:

                           (i) any breach or inaccuracy, as of (x) the date of
this Agreement or (y) the Closing Date (with respect to this sub-clause (y), as if such representations and warranties had been made exactly as written herein (including references to "the date hereof", "the date of this Agreement" or other particular dates) at and as of the Closing Date), of any of the representations and warranties set forth in, or made by the Company or of its Subsidiaries pursuant to, this Agreement, any other Company Transaction Document;

                           (ii) any failure by the Company or any of its
Subsidiaries at any time to carry out, perform, comply with, comply with satisfy and discharge any of their respective covenants, agreements, undertakings, liabilities or obligations under this Agreement or any other Company Transaction Document (regardless of whether or not any such covenant, agreement, undertaking, liability or obligations is enforceable);

                           (iii) the Retained Liabilities, or any Liability of
any of the Subsidiaries other than those disclosed in SECTION 4.3 OF THE DISCLOSURE LETTER;

                           (iv) (x) the sale, distribution, marketing,
reproduction, operating, use or other exploitation, by any Person, of any of the Acquired Assets (or any component thereof), whether before or after the Closing,
(A) interfering with, infringing upon, misappropriating, or otherwise conflicting or violating any Intellectual Property of any other Person (other than the Purchaser Indemnified Parties) or (B) requiring, or giving rise to any obligation on the part of, any Purchaser Indemnified Party to make any royalty or other similar payment to any Person, or (y) any claim, action, suit or proceeding against any Purchaser Indemnified Party asserting any of the matters described in this clause (iv); or

                           (v) any failure by the Company or any of its
Subsidiaries to pay to any Person any sums due pursuant to any applicable agreement, law or regulation in connection with the employment of such Person by or on behalf of the Company or one of its Subsidiaries or the provision of any services by such Person to or for the benefit of the Company or one of its Subsidiaries.

                  (b) No Purchaser Indemnified Party shall be required to make any claim or demand against the Company or any other Person prior to the making of any claim or demand for indemnification or at any other time. Purchaser may apply the amounts to which it or any other Purchaser Indemnified Party is entitled under this Section 6.2 against any payment to be made by or on behalf of Purchaser to the Company pursuant to Section 2.5 hereof, by means of set-off, reduction or otherwise.

                  Section 6.3  Purchaser's Indemnification Obligation.

                  (a) Purchaser hereby indemnifies and holds harmless, and agrees to indemnify and hold harmless, the Company and its Affiliates (excluding, for the avoidance of doubt, the Subsidiaries) and the respective directors, officers, employees and agents of each of the foregoing Persons (collectively, the "Company Indemnified Parties") from and against any and all Losses which exist, or which are imposed on, incurred by or asserted against any one or more of the Company Indemnified Parties, based upon, arising out of, resulting from, or otherwise in respect of:

                           (i) any breach or inaccuracy, as of (x) the date of
this Agreement or (y) the Closing Date (with respect to this sub-clause (y), as if such representations and warranties had been made exactly as written herein (including references to "the date hereof", "the date of this Agreement" or other particular dates) at and as of the Closing Date), of any of the representations and warranties of Purchaser set forth in, or made by the Purchaser in or pursuant to, this Agreement or in any other Purchaser Transaction Document (it being understood and agreed that, notwithstanding anything to the contrary contained in this Agreement or any other Purchaser Transaction Document, to determine if there has been an inaccuracy or breach of a representation or warranty of the Purchaser and the Losses arising from such inaccuracy or breach, such representation and warranty shall be read as if it were not qualified by materiality, including, without limitation, qualifications indicating accuracy in all material respects, or accuracy except to the extent any inaccuracy will not have a material adverse effect); or

                           (ii) any failure by the Purchaser at any time to
carry out, perform, satisfy and discharge any of its covenants, agreements, undertakings, liabilities or obligations under this Agreement or under any other Purchaser Transaction Document (regardless of whether or not any such covenant, agreement, undertaking, liability or obligations is enforceable)

                           (iii) any claim, demand, request or judgment
alleging. demanding or requiring a Company Indemnified Party to pay or assume any of the Excluded Liabilities.

                  (b) No Company Indemnified Party shall be required to make any claim or demand against Purchaser or any other Person prior to the making of any claim or demand for indemnification or at any other time.

                  Section 6.4  Procedure for Indemnification Claims.

                  (a) If any Purchaser Indemnified Party, on the one hand, or Company Indemnified Party, on the other hand (the "Indemnified Party"), has a claim or potential claim or receives notice of any claim, potential claim or the commencement of any action or proceeding which could give rise to an obligation on the part of the Company or Purchaser, as the case may be, to provide indemnification (the "Indemnifying Party") pursuant to Section 6.2 or 6.3, respectively, the Indemnified Party shall promptly give the Indemnifying Party written notice thereof (an "Indemnification Claim"); provided, however, that the failure to give such prompt notice shall not prevent any Indemnified Party from being indemnified hereunder for any Losses, except to the extent that the failure to so promptly notify the Indemnifying Party actually damages the Indemnifying Party.

                  (b) In the event of a claim, a potential claim or the commencement of any action or proceeding by a third party which could give rise to an obligation to provide indemnification pursuant to Sections 6.2 or 6.3, the Indemnified Party will give the Indemnifying Party prompt written notice thereof (the "Third Party Indemnification Claim"); provided, however, that the failure of the Indemnified Party to so promptly notify the Indemnifying Party shall not prevent any Indemnified Party from being indemnified for any Losses, except to the extent that the failure to so promptly notify actually damages the Indemnifying Party.

                  (c) If the Indemnifying Party confirms in writing to the Indemnified Party within fifteen (15) days after receipt of the Third Party Indemnification Claim the Indemnifying Party's responsibility to indemnify and hold harmless the Indemnified Party therefor in accordance herewith and within such 15-day period demonstrates to the Indemnified Party's reasonable satisfaction that, as of such time, the Indemnifying Party has sufficient financial resources in order to indemnify for the full amount of any potential liability in connection with such claim, the Indemnifying Party may elect to compromise or defend, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, which counsel shall be reasonably satisfactory to the Indemnified Party, any such matter involving the asserted liability of the Indemnified Party. If the Indemnifying Party elects to compromise or defend any such asserted liability in accordance herewith, it shall within fifteen (15) days (or sooner, if the nature of the asserted liability so requires) notify the Indemnified Party of its intent to do so, and the Indemnified Party shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, any such asserted liability; provided that (i) the Indemnified Party may, if it so desires, employ counsel at its own expense to assist in the handling of any such third party claim, (ii) the Indemnifying Party shall keep the Indemnified Party advised of all material events with respect to any such third party claim, (iii) the Indemnifying Party shall obtain the prior written approval of the Indemnified Party (which approval may not be unreasonably withheld) before ceasing to defend against such third party claim or entering into any settlement, adjustment or compromise of such third party claim involving injunctive or similar equitable relief being asserted against any Indemnified Party or any of its Affiliates and (iv) no Indemnifying Party will, without the prior written consent of each Indemnified Party, settle or compromise or consent to the entry of any judgment in any pending or threatened demand, claim, action or cause of action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any such Indemnified Party is a party to such demand, claim, action or cause of action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of all such Indemnified Parties from all liability arising out of such claim, action, suit or proceeding. Notwithstanding anything contained herein to the contrary, the Indemnifying Party shall not be entitled to have and the Indemnified Party shall have sole control over the defense, settlement, adjustment or compromise of any third party non-monetary claim that seeks an order, injunction or other equitable relief against any Indemnified Party or its Affiliates which, if successful, could materially interfere with the business, assets, liabilities, obligations, financial condition or results of operations of the Indemnified Party or any of its Affiliates. If the Indemnifying Party elects not to compromise or defend against the asserted liability, or fails to notify the Indemnified Party of its election as herein provided, the Indemnified Party may, at the Indemnifying Party's expense, pay, compromise or defend against such asserted liability.

                  (d) Notwithstanding Section 6.4(c) above, as between the Purchaser Indemnified Parties, on the one hand, and the Company, on the other hand, Purchaser shall have the right to control the conduct of any audit or administrative or court proceeding relating to Taxes of any Purchaser Indemnified Party. Purchaser shall keep the Company informed on a current basis of the progress of any such audit or proceeding the outcome of which could require the Company to indemnify any Purchaser Indemnified Party (including, without limitation, providing upon request copies of correspondence received from the IRS or any taxing authority, domestic or foreign) and shall permit the Company to participate at its own expense in the preparation of any briefs, memoranda or other similar materials to be submitted in connection with such audit or proceeding. Purchaser shall not agree to compromise or settle any such audit or proceeding without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. The Company shall reimburse the Purchaser Indemnified Parties for all Losses incurred in connection with any such audit or proceeding.



                             ARTICLE VII. COVENANTS

                  Section 7.1. Covenants of the Company. The Company agrees to observe and perform the following covenants and agreements:

                           (a) Compliance with Laws. Company shall and shall
cause its Subsidiaries to comply with all applicable laws and regulations, including with respect to payments to employees and former employees.

                           (b) Governmental Approvals. The Company will use its
reasonable best efforts to obtain all necessary Consents or Approvals required in connection with the transactions contemplated hereby.

                  Section 7.2  Additional Agreements.

                  (a) Satisfaction of Conditions. Each of Purchaser and the Company agrees to take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Closing in accordance with this Agreement as promptly as possible, provided that nothing herein shall limit the discretion of the board of directors of Purchaser as to whether to give its final approval of the execution, delivery and performance of this Agreement by Purchaser as described in Section 8.7 hereof.

                  (b) Public Announcements. From the date of this Agreement until (i) in the case of the Company, the date of termination of this Agreement, or (ii) in the case of Purchaser the earlier of the date of termination of this Agreement or the Closing Date, neither the Company nor Purchaser will disclose to any third parties (other than the Company's stockholders) the fact of the proposed purchase and sale of the Acquired Assets contemplated hereby, issue any press releases or otherwise make any public or other statements, or to release any information intended for or reasonably likely to result in public or other dissemination thereof, with respect to this Agreement and the transactions contemplated hereby and thereby without the prior written consent of the other party hereto, except in the case of Purchaser, as may be required, in the opinion of Purchaser's counsel, by Law or by the rules of the National Association of Securities Dealers, Inc. The Company will cause each of the Insiders, and Purchaser will cause its Affiliates and its and its Affiliates respective officers and employees, to comply with this Section 7.2(b) as if each such other Person were the "Company" and "Purchaser", respectively.

                  (c) Purchaser Board Approval. Purchaser will give notice to the Company in the event that, and promptly after, the board of directors of Purchaser formally gives its final approval of the execution, delivery and performance of this Agreement by Purchaser (it being understood and agreed that no communication to the Company shall be deemed to constitute the notice contemplated by this sentence unless such communication expressly states that it is being given pursuant to this sentence).

                  Section 7.3 Employee Matters. Nothing in this Agreement shall be construed to require Purchaser or any of its Affiliates (including without limitation, after the Closing, the Subsidiaries) to hire, or continue the employment of, any Company Employee or to continue in effect any employee benefit plan or arrangement.

                  Section 7.4 Exclusivity. From the date of this Agreement until the earlier of the date of termination of this Agreement or the Closing Date, the Company will not, and will cause the Insiders not to, take any action, directly or indirectly, to encourage, solicit, initiate, engage in or continue discussions or negotiations with, or provide any information to, any Person, group or other entity, other than Purchaser, concerning any purchase of any capital stock or Assets of the Company or any of its Subsidiaries or any merger or similar transaction involving the Company.

                  Section 7.5 Corporate Existence. If the Closing occurs, then the Company thereafter shall not dissolve or liquidate, and otherwise shall maintain its corporate existence, until at least the first anniversary of the Closing Date, provided that if any claim for indemnification under Section 6.2 hereof shall be pending against the Company at such first anniversary of the Closing Date, the Company shall maintain its corporate existence until such claim is finally resolved.



          ARTICLE VIII. CONDITIONS TO PURCHASER'S OBLIGATIONS TO CLOSE

                  Purchaser's obligation to consummate the Closing shall be subject to the satisfaction at or prior to the Closing, or waiver by Purchaser, of each of the following conditions (any of which may be waived by Purchaser, to any extent, in its sole discretion):

                  Section 8.1. Representations, Warranties and Covenants of the Company. The representations and warranties of the Company contained in this Agreement or in any other Company Transaction Document, or in any Exhibit, certificate, document or instrument delivered in connection herewith, shall be true and correct, with such exceptions as are not in the aggregate material, (i) on and as of the date of this Agreement and (ii) on and as of the Closing Date (with the same effect, with respect to this clause (ii), as though such representations and warranties had been made exactly as written herein (including references to "the date hereof", "the date of this Agreement" or other particular dates) at and as of the Closing Date, in each case determined disregarding for purposes of this condition any materiality qualification (including without limitation any qualification indicating accuracy in all material respects, or accuracy except to the extent any inaccuracy will not have a Material Adverse Effect) set forth in such representations and warranties). The Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Company at or prior to the Closing.

                  Section 8.2. Filings; Consents. All Consents and Approvals required in connection with the consummation of the transactions contemplated hereby, including Consent or Approval required in order effectively to transfer (or which Purchaser may request to confirm the transfer of) the Acquired Assets to the Specified Designee without giving rise to any Default/Modification Right, shall have been filed, made, obtained or received.

                  Section 8.3. No Injunction. (a) There shall be no injunction, restraining order or decree of any nature of any court or other Government Entity of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby, (b) no Action shall have been instituted by or before any court, panel, arbitrator or other Government Entity or any other Person to restrain or prohibit, or to obtain substantial damages in respect of, the consummation of the transactions contemplated hereby, and (c) none of the parties hereto shall have received notice from any Government Entity or any other Person of (i) its intention to institute any Action to restrain or enjoin or nullify this Agreement or the consummation of the transactions contemplated hereby or to commence any investigation into the consummation of the transactions contemplated hereby or
(ii) the actual commencement of such an investigation.

                  Section 8.4. Company Approvals. (a) The board of directors of the Company shall have given its final approval of the execution, delivery and performance of this Agreement by the Company.

                  (b) This Agreement and the transactions contemplated thereby shall have been approved by the requisite vote or consent of the Company's stockholders in accordance with the General Corporation Law of the State of Delaware and the Company's certificate of incorporation and by-laws.

                  Section 8.5. Board of Directors' Approval. The board of directors of Purchaser shall have given its final approval of the execution, delivery and performance of this Agreement by Purchaser, it being understood and agreed that such final approval shall in no event be deemed to have been given for any purpose of this Agreement unless and until Purchaser shall have given the Company the notice contemplated by Section 7.2(c) hereof.

                  Section 8.6. Documents. The Company shall have delivered to Purchaser at the Closing such other documents and instruments as shall be reasonably necessary to effectuate the transactions contemplated by this Agreement. The Company shall have delivered all the certificates, instruments, contracts and other documents specified to be delivered by each such person hereunder.

                  Section 8.9. Escrow Agreement. The Escrow Agreement shall have been executed and delivered by each party thereto (other than Purchaser) in substantially the form of Exhibit C.

           ARTICLE IX. CONDITIONS TO THE COMPANY'S OBLIGATION TO CLOSE

                  The Company's obligation to consummate the Closing is subject to the satisfaction at or prior to the Closing, or waiver by the Company, of all of the following conditions (any of which may be waived by the Company, to any extent, in its sole discretion):

                  Section 9.1. Representations, Warranties and Covenants of Company. Each of the representations and warranties of Purchaser contained in this Agreement or in any other Purchaser Transaction Document, or in any Exhibit, certificate, document or instrument delivered in connection herewith, shall be true and correct, with such exceptions as are not in the aggregate material, (i) on and as of the date of this Agreement and (ii) on and as of the Closing Date (with the same effect, with respect to this clause (ii), as though such representations and warranties had been made exactly as written herein (including references to "the date hereof", "the date of this Agreement" or other particular dates, but disregarding the parenthetical clauses in each of the first two sentences of Section 5.1(b) hereof) at and as of the Closing Date, in each case determined disregarding for purposes of this condition any materiality qualification (including without limitation any qualification indicating accuracy in all material respects, or accuracy except to the extent any inaccuracy will not have a material adverse effect) set forth in such representations and warranties). Purchaser shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by them at or prior to the Closing. Purchaser shall deliver to the Company a certificate, dated the Closing Date and signed by an officer of Purchaser, to the effect that the conditions set forth in this Section 9.1 have been satisfied.

                  Section 9.2. No Injunction. There shall be no injunction, restraining order or decree of any nature of any court or other Government Entity of competent jurisdiction that is in effect that restrains or prohibits the consummation of the Agreement and the other transactions contemplated hereby.

                  Section 9.3. Escrow Agreement. The Purchaser shall have executed and delivered the Escrow Agreement in substantially the form of Exhibit C.

                  Section 9.4. Board of Directors' Approval. The board of directors of the Company shall have given its final approval of the execution, delivery and performance of this Agreement by the Company.

                  Section 9.5. Stockholder Approval. This Agreement and the transactions contemplated thereby shall have been approved by the requisite vote or consent of the Company's stockholders in accordance with the General Corporation Law of the State of Delaware and the Company's certificate of incorporation and by-laws.

                  Section 9.6. Payment of the Purchase Price. The Purchaser shall pay to the Company 1,125,000 shares of StarMedia Common Stock.

                             ARTICLE X. TERMINATION

                  Section 10.1. Termination. This Agreement may be terminated at any time prior to the Closing by:

                  (a) the mutual written consent of the Company and Purchaser;
or

                  (b) the Company or Purchaser, if the Closing has not occurred by the close of business on the 30th day of April, 2001; provided, that neither the Company, in the case of termination by the Company, or Purchaser, in the case of termination by Purchaser, is in default hereunder.

                  Section 10.2. Procedure and Effect of Termination. In the event of termination of this Agreement pursuant to Section 10.1, written notice thereof shall forthwith be given by the terminating party to the other party or parties hereto, and this Agreement shall thereupon terminate and become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties hereto, except that the provisions of this
Section 10.2 and of ARTICLE XI shall survive the termination of this Agreement; provided, however, that nothing contained herein shall relieve any party hereto from liability for any knowing breach or knowing inaccuracy of any representation or warranty contained herein or any willful failure to comply with any covenant or agreement contained herein (and the terms of ARTICLE VI shall apply to any such breach, inaccuracy or failure).



                            ARTICLE XI. MISCELLANEOUS

                  Section 11.1. Entire Agreement. This Agreement and the documents and agreements referred to herein and to be delivered pursuant hereto constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written.

                  Section 11.2. Benefit; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors (whether by merger, sale of all or substantially all assets or otherwise) and assigns and the provisions of ARTICLE VI hereof shall inure to the benefit of Indemnified Parties referred to therein; provided that this Agreement shall not be assignable by the Company in whole or in part without the express prior written consent of Purchaser.

                  Section 11.3. No Presumption. Purchaser and the Company have participated jointly in the negotiation and drafting of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by Purchaser and the Company and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The parties intend that each representation, warranty, and covenant herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant, as the case may be.

                  Section 11.4. Notices. All notices, requests, claims, demands and other communications provided for herein shall be in writing and shall be deemed given only if delivered to the party personally or sent to the party by telecopy, by registered or certified mail (return receipt requested) with postage and registration or certification fees thereon prepaid, or by any nationally recognized overnight courier, addressed to the party at its address set forth on the signature page hereto, or to such other address as a party may from time to time designate in writing. All notices, requests, claims, demands and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt; provided that any notice or communication that is received other than during regular business hours of the recipient shall be deemed to have been given at the opening of business on the next business day of the recipient.

                  Section 11.5. Counterparts; Headings; Delivery by Facsimile. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed an original, but all of which taken together shall constitute one and the same Agreement. The Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement. Any Transaction Document and any amendments hereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

                  Section 11.6. Severability. If any term, provision, clause or part of this Agreement or the application thereof under certain circumstances is held invalid, illegal or incapable of being enforced by any Law or public policy, all other terms, provisions and parts of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term, provision or part of this Agreement is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. To the extent permitted by applicable Law, each party waives any provision of Law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect. Nothing in this Section 11.6 is intended to, or shall, limit (1) the ability of any party to such document to appeal any court ruling or effect of any favorable relying on appeal, (2) the intended effect of Section 11.8 hereof or (3) ARTICLES VIII OR IX hereof.

                  Section 11.7. Third-Party Beneficiaries. This Agreement is not intended to confer upon any other Person any rights or remedies hereunder, except that the parties hereto agree and acknowledge that the agreements and covenants contained in Section 6 hereof are intended for the direct and irrevocable benefit of each Indemnified Party and that each Indemnified Party, although not a party to this Agreement, shall be and is a direct and irrevocable third-party beneficiary of such agreements and covenants and will have the right to enforce such agreements and covenants against the Company or Purchaser, as the case may be, in all respects fully and to the same extent as if such Indemnified Party were a party hereto (except that any provision hereof (including provisions of ARTICLE VI) may be amended without the consent of any such third-party beneficiary not a signatory hereto).

                  Section 11.8. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. It is intended that Section 5-1401 of the New York General Obligations Law shall apply to the choice of law contained in the preceding sentence.

                  Section 11.9.  Submission to Jurisdiction; Waivers.

                  (a) The parties hereto hereby irrevocably and unconditionally agree that:

                           (i) All suits, actions and proceedings arising out of
or relating to this Agreement shall be heard and determined in any New York state or Federal court sitting in the City of New York and any appellate court from any thereof, and each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding and irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding and any objection to any such suit action or proceeding whether on the grounds of venue, residence or domicile. A final judgment in any such suit, action, or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by law.

                           (ii) Service of process in any such suit, action or
proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address as provided in Section 12.4.

                  (b) Nothing in Section 11.9(a) limits the right of any Purchaser Indemnified Party to bring or maintain any suit, action or proceeding against any Person other than the Company in any court it desires.

                  Section 11.10. Waiver. Any party to this Agreement may (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered by the other parties pursuant hereto or (iii) waive compliance with any of the agreements or conditions of the other parties contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any such rights.

                  Section 11.11. Amendment. This Agreement may not be amended, modified or supplemented except by an instrument in writing signed by, or on behalf of, each of the parties hereto.

                  Section 11.12. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

                  Section 11.13. Remedies Not Exclusive. Except as otherwise set forth in this Agreement, no remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy and each remedy will be cumulative and will be in addition to every other remedy provided for hereunder or existing from time to time at law or in equity or by statute or otherwise. The election of any one or more remedies will not constitute a waiver of the right to pursue other available remedies.

                  Section 11.14 Exclusivity of Representations. (a) THE REPRESENTATIONS AND WARRANTIES MADE BY THE COMPANY AND PURCHASER, RESPECTIVELY, IN THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS ARE IN LIEU OF AND ARE EXCLUSIVE OF ALL OTHER REPRESENTATIONS AND WARRANTIES, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE AND ANY OTHER IMPLIED WARRANTIES, OF THE COMPANY AND PURCHASER, RESPECTIVELY. THE COMPANY AND PURCHASER HEREBY DISCLAIMS ANY SUCH OTHER OR IMPLIED REPRESENTATIONS OR WARRANTIES, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE BY THE COMPANY OR ANY OTHER PERSON TO PURCHASER OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES, OR BY PURCHASER OR ANY OTHER PERSON TO THE COMPANY OR ANY OF ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR REPRESENTATIVES, OF ANY DOCUMENTATION OR OTHER INFORMATION IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR OTHERWISE.

                  (b) The Company represents and warrants to Purchaser that it has not relied on any documents or information concerning Purchaser or its business or affairs other than the express representations and warranties set forth herein.

                  (c) Nothing in this Section 11.14 limits or qualifies the express representations or warranties set forth in this Agreement or any of the other express terms of this Agreement (including ARTICLE VI).

                  Section 11.15 Expenses. Except as otherwise expressly set forth in this Agreement hereof, regardless of whether the Closing occurs, each party hereto shall bear all of such party's expenses incurred in connection with the negotiation or execution of, or the consummation of the transactions contemplated by, this Agreement, including, without limitation, any accounting and legal fees incurred in connection therewith.

                  Section 11.16 Confidentiality. (a) The Company acknowledges that by virtue of the Closing, all copies of Confidential Information should be delivered to the Specified Designee and no such copies shall be retained by the Company. Without limitation of the foregoing, the Company will, within ten days after receipt thereof, cause J.P. Morgan Partners (BHCA), L.P., The Flatiron Fund 2001 LLC, The Flatiron Fund 2000, LLC and Flatiron Associates II, LLC to
(i) destroy all Confidential Information in their possession or control, (ii) purge the same from all files and storage media (wherever located, including all off-site storage or disaster recovery facilities) retained or controlled by any of them and (iii) deliver to Purchaser a certificate, signed by (or on behalf of) such Person, certifying its compliance with such request.

                  (b) Without limitation of Section 11.16(a), if the Closing occurs, then from and after the Closing the Company shall not, and it shall cause its stockholders, its and its stockholders respective Affiliates and the respective directors, officers, attorneys and representatives of each of the foregoing not to, disclose any Confidential Information to any Person or use any Confidential Information in any manner detrimental to the Company, except that such disclosure may be made as may be required by Law or by order of any court or arbitrator of competent jurisdiction. As used herein, the term "Confidential Information" means all Acquired Intellectual Property, and all other non-public information relating to the Assets or business of the Company or any of the Subsidiaries; provided, however that with respect to any particular Person, "Confidential Information" shall not include any information that has become generally available to the public other than as a result of a disclosure by such Person (or any Affiliate of such Person).

                  Section 11.17 Bulk Transfer Law. The parties hereby waive compliance, in connection with the consummation of the Closing and the transactions contemplated by Section 3.5 by the Company and the Specified Designee with the provisions of any applicable bulk sales, fraudulent conveyance and other laws for the protection of creditors. The Company agrees to indemnify and hold the Purchaser Indemnified Parties harmless from and reimburse the Purchaser Indemnified Parties for, any Losses which any of them may suffer or incur by virtue of any noncompliance by the Company or the Specified Designee with such applicable laws.

                  Section 11.18  Securities Act Compliance.

                  (a) The Company acknowledges that the StarMedia Common Stock acquired pursuant to this Agreement may not be sold, and agrees that it will not directly or indirectly offer or sell any of such StarMedia Common Stock, other than in compliance with the Securities Act and all other applicable state or foreign securities Laws.

                  (b) The Company acknowledges and agrees that the StarMedia Common Stock acquired pursuant to this Agreement has not been and will not be registered under the Securities Act (or any state or foreign securities Laws).

                  (c) The Company acknowledges and agrees that the StarMedia Common Stock delivered pursuant to this Agreement into StarMedia Common Stock) will contain a legend substantially in the form set forth below:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION WITHIN THE UNITED STATES AND ITS TERRITORIES, POSSESSIONS OR THE SECURITIES LAWS OF ANY FOREIGN JURISDICTION. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION IS RECEIVED STATING THAT SUCH TRANSACTION IS NOT SUBJECT TO THE REGISTRATION AND/OR PROSPECTUS DELIVERY REQUIREMENTS OF ANY SUCH JURISDICTION. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE COMPANY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY SECTION 4(2) THEREUNDER.

                  IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the day first above written.


                                        STARMEDIA NETWORK, INC.



                                        By:    /s/  Jack Chen
                                             -----------------------------------
                                             Name:  Jack Chen
                                             Title:


                                        OBSIDIANA, INC.


                                        By:    /s/  Sonia Dula
                                             -----------------------------------
                                             Name:  Sonia Dula
                                             Title: Chief Executive Officer


                                        By:    /s/  Annette Franqui
                                             -----------------------------------
                                             Name:  Annette Franqui
                                             Title: Vice President

                                    EXHIBIT A



                               CERTAIN DEFINITIONS

                  "Acquired Assets" shall have the meaning set forth in Section 2.2(a).

                  "Acquired Intellectual Property" shall mean all Intellectual Property included in the Acquired Assets.

                   "Action" shall mean any actual or threatened action (at law or in equity), suit, arbitration, review, inquiry, proceeding or investigation.

                   "Affiliate" (and, with a correlative meaning, "Affiliated") shall mean, with respect to any Person, any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such first Person. As used in this definition, "control" (including, with correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

                  "Agreement" shall have the meaning set forth in the preamble to this Agreement.

                  "Approval" means any franchise, license, certificate of compliance, authorization, consent, order, permit, waiver, approval or other action of, or any filing, registration or qualification with, any Governmental Entity.

                  "Assets" shall mean all properties, assets, privileges, rights, interests and claims, real and personal, tangible and intangible, of every type and description (wherever located).

                  "Assumed Obligations" shall have the meaning set forth in
Section 2.3.

                  "Closing" shall have the meaning set forth in Section 3.1.

                  "Closing Date" shall have the meaning set forth in Section
3.1.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

                  "Company" shall have the meaning set forth in the preambles to this Agreement.

                  "Company Approvals" shall have the meaning set forth in
Section 4.9(a).

                  "Company Employees" shall mean any officers or employees of the Company or the Subsidiaries.

                  "Company Indemnified Parties" shall have the meaning set forth in Section 6.3(a).

                  "Company Organizational Documents" shall have the meaning set forth in Section 4.1(a).

                  "Company Transaction Documents" shall have the meaning set forth in Section 4.1(c).

                  "Confidential Information" shall have the meaning set forth in
Section 11.16(b).

                   "Consent" shall mean any consent or approval of, waiver by, or notice, declaration, report or statement filed with or submitted to, any Person (other than an Approval).

                  "Consideration Shares" shall have the meaning set forth in
Section 2.5.

                  "Contracts" shall mean all contracts, agreements, leases, arrangements, commitments or understandings, whether oral or written, whether existing as of the date hereof or arising prior to the Closing, to or by which the Company or any of the Subsidiaries is a party or is otherwise bound.

                  "Default/Modification Right" shall have the meaning set forth in Section 4.1(d).

                  "Disclosure Letter" means that certain letter from the Company to Purchaser dated the date hereof and titled "Disclosure Letter", and acknowledged by Purchaser's signature thereon to constitute the "Disclosure Letter" for purposes of this Agreement.

                  "Escrow Agreement" means the Escrow Agreement dated on or before the date of the Closing, among the Company, the Purchaser and the Escrow Agent (as defined therein).

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor law, and regulations and rules issued by the SEC pursuant to that act or any successor law.

                  "Excluded Assets" shall have the meaning set forth in Section 2.2(b).

                  "GAAP" shall mean generally accepted accounting principles in the United States as in effect from time to time, consistently applied.

                  "Governmental Entity" or "Government Entity" means (i) any multinational, federal, provincial, state, municipal, local or other governmental or public department, court, commission, board, bureau, agency or instrumentality, domestic or foreign; (ii) any subdivision, agent, commission, board, or Governmental Entity of any of the foregoing; or (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing Governmental Entity under or for the account of any of the foregoing.

                  "Holdback Shares" has the meaning set forth in Section 2.5.


                  "Indemnification Claim" shall have the meaning set forth in
Section 6.4(a).

                  "Indemnified Party" shall have the meaning set forth in
Section 6.4(a).

                  "Indemnifying Party" shall have the meaning set forth in
Section 6.4(a).

                  "IP License" means any option, license, or agreement of any kind relating to the exercise, use, non-use, registration, enforcement, non-enforcement of or remuneration for any Intellectual Property or Software.

                  "IRS" shall mean the Internal Revenue Service.

                  "Insider" shall mean (i) any Person that is, directly or indirectly, the beneficial owner of 5% or more or any class of equity securities of the Company, (y) any director or officer of the Company, or (z) any Affiliate, Associate or Relative of any Person described in sub-clause (x) or
(y) (other a Subsidiary).

                  "Insider Transaction" shall have the meaning set forth in
Section 4.14.

                  "Intellectual Property" means all (i) patents, copyrights, trademarks, service marks, trade identification, trade dress, trade names, copyrights, trade secrets, know-how, proprietary information (including without limitation proprietary software algorithms and designs), mask work rights, database rights, publicity rights, privacy rights, moral rights and other rights of a similar nature for which legal protection may be obtained, in the United States and/or any other country or jurisdiction; (ii) pending applications to register or otherwise obtain legal protection for any of the foregoing; (iii) rights to make application in the future to register or otherwise obtain legal protection for any of the foregoing; (iv) rights of priority under national laws and international conventions with respect to any of the foregoing; (v) continuations, continuations-in-part, divisions, renewals, extensions, patents of addition, reexaminations, or reissues of any of the foregoing and all related applications therefor; (vi) goodwill associated with any of said trademarks, service marks, trade identification, trade dress and trade names; and (vii) rights to sue with respect to past and future infringements of any of the foregoing.

                  "Laws" means all statutes, codes, ordinances, decrees, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, policies, voluntary restraints, guidelines, or any provisions or interpretations of the foregoing, including general principles of common and civil law and equity, binding on or affecting the Person referred to in the context in which such word is used.

                  "Liabilities" shall have the meaning set forth in Section 2.4(a).

                  "Lien" means any lien, (including, without limitation, environmental and tax liens) charge, claim, pledge, security interest, conditional sale agreement or other title retention agreement, lease, mortgage, security agreement, right of first refusal or other rights of third parties, option, restriction, tenancy, license, covenant, right of way, easement or other lien (including the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or statute or law of any jurisdiction) preferential arrangement or restriction of any kind (including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes).

                  "Losses" means and includes (i) any losses, costs, expenses, damages including compensatory, exemplary, or punitive damages, Taxes, penalties, fines, charges, demands, Liabilities, obligations and claims of any kind (including interest, penalties and reasonable attorneys' and consultants' fees, expenses and disbursements) and (ii) without limitation of clause (i), any cost or expense reasonably incurred by a Purchaser Indemnified Party or Company Indemnified Party in enforcing its rights under Section 6.2 or 6.3, respectively.

                  "Material Adverse Effect" shall mean (i) a significant risk that Purchaser, in any material respect, will not, commencing immediately after the Closing and continuing indefinitely thereafter, be able to own, possess, use, lease, hold, occupy and operate the Acquired Assets as currently and (in any event) normally (in the Ordinary Course of Business) owned, possessed, used, leased, held, occupied and operated by the Company and its Subsidiaries, (ii) without limitation of clause (i), an effect that is materially adverse to, or a material adverse change in, the business, operations, Assets, Liabilities, financial condition, results of operations or prospects of (x) the Company and its Subsidiaries taken as a whole or (y) the business of the Company and its Subsidiaries taken as a whole or (iii) a significant risk of the imposition of criminal liability on Purchaser or any of its Affiliates (prior to, at or after the Closing).

                  "Non-Competition Agreement" means, with respect to any Person, any non-competition, confidentiality, non-use of information, non-solicitation (of clients, individuals or otherwise) or similar covenant or restriction agreed to by such Person (including, without limitation, any such covenant or restriction for the benefit of Company), and any related provision of the contract, agreement or other instrument setting forth such covenant or restriction.

                  "Ordinary Course of Business" means in the ordinary course of the normal day-to-day operations of the Company and its Subsidiaries and consistent with past practices of the Company and its Subsidiaries and, in any event, without regard to the transactions contemplated by this Agreement.

                  "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, other form of business or legal entity or Government Entity.

                  "Purchaser" shall have the meaning set forth in the preambles to this Agreement.

                  "Purchaser Indemnified Parties" shall have the meaning set forth in Section 6.2(a).

                  "Purchaser Transaction Documents" shall have the meaning set forth in Section 5.1(b)

                  "Retained Liabilities" shall have the meaning set forth in
Section 2.4(a).

                  "Return" shall have the meaning set forth in Section 4.6(a)

                  "SEC" shall means the Securities and Exchange Commission.

                  "SEC Reports" shall have the meaning set forth in Section 5.3.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor law, and regulations and rules issued by the SEC pursuant to that act or any successor law.

                  "Specified Assets" means and includes all of the assets listed or described in Exhibit B.

                  "Specified Contracts" shall mean the Contracts listed or described in Exhibit B under the heading "Specified Contracts".

                  "Specified Copyright Registration" shall mean the copyright registration listed or described in Exhibit B under the heading "Specified Copyright Registration".

                  "Specified Databases" shall mean and include all current and previous versions (including without limitation all such versions for particular hardware platforms and/or operating environments) of (i) all articles, product and other content created, developed, marketed or distributed by or on behalf of, and stored for use on the websites owned and operated by, the Company and its Subsidiaries and (ii) all registration and other information provided to the Company and its Subsidiaries by users of the Websites owned and operated by them and (ii) without limitation of clause (i), all of such materials listed or described in Exhibit B under the heading "Specified Databases".

                  "Specified Designee" shall mean the Person designated by Purchaser prior to the Closing as the "Specified Designee" for purposes of this Agreement, which Specified Designee may be Purchaser.

                  "Specified Domain Name Registration" shall mean the domain name registrations listed or described in Exhibit B under the heading "Specified Domain Name Registration".

                  "Specified Miscellaneous Assets" shall mean the Assets listed or described in Exhibit B under the heading "Specified Miscellaneous Assets".

                  "Specified Trademarks" shall mean the tradenames, trademarks or servicemarks listed or described in Exhibit B under the heading "Specified Trademarks", in any style or design, and any name or mark derived from or including any of the foregoing.

                  "StarMedia Common Stock" shall mean the common stock, par value $0.001 per share of StarMedia Network, Inc.

                  "Subsidiary" means, with respect to any specified Person, any other corporation, partnership, joint venture, association or other entity in respect of which such specified Person directly, or indirectly through one or more other subsidiaries, owns not less than 50% of the overall economic equity.

                  "Taxes" shall mean (a) all taxes (whether federal, state, county, local or foreign), fees, levies, customs duties, assessments, or charges of any kind whatsoever, including without limitation gross income, net income, gross receipts, profits, windfall profits, sales, use, occupation, value-added, ad valorem, transfer, license, franchise, withholding, payroll, employment, excise, estimated, stamp, premium, capital stock, production, net worth, alternative or add-on minimum, environmental, business and occupation, disability, severance, or real or personal property taxes, together with any interest, penalties, or additions to tax imposed with respect thereto and (b) any obligations under any tax sharing, tax allocation, or tax indemnity agreements or arrangements with respect to any Taxes described in clause (a) above.

                  "Taxing Authority" shall mean any Government Entity having jurisdiction over the assessment, determination, collection, or other imposition of any Tax.

                  "Technology Conveyance/Confidentiality Agreement" means, with respect to any Person, any provision pursuant to which such Person (i) transfers or agrees to transfer, or acknowledges employer (or another Person's or Persons') ownership of, Intellectual Property or Software acquired, owned, created or developed by such Person (including, without limitation, any such covenant or restriction for the benefit of Company),or (ii) agrees to maintain the confidentiality of, or not to use, any Intellectual Property or Software (other than Shrink-Wrap Software), or other confidential information of, another Person, and in each case any related provisions of the contract, agreement or instrument setting forth such former provision.

                  "Third Party Indemnification Claim" shall have the meaning set forth in Section 6.4(b).

                  "Transaction Documents" shall have the meaning set forth in
Section 5.1(b).

                  "Transfer Taxes" shall have the meaning set forth in Section 11.15(a).